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October 15, 1996

Strategist World Fund, Inc.
  Strategist Emerging Markets Fund
  Strategist World Technologies Fund
P.O. Box 59196
Minneapolis, Minnesota 55459-0196

Gentlemen:

I have examined the Articles of Incorporation and the By-Laws of Strategist World Fund, Inc. (the Company) and all necessary certificates, permits, minute books, documents and records of the Company, and the applicable statutes of the State of Minnesota, and it is my opinion:

(a) That the Company is a corporation duly organized and existing under the laws of the State of Minnesota with an authorized capital stock of 20,000,000,000 shares, all of $.01 par value and that such shares may be issued as full or fractional shares;

(b) That all such authorized shares are, under the laws of the State of Minnesota, redeemable as provided in the Articles of Incorporation of the Company and upon redemption shall have the status of authorized and unissued shares;

(c)      That the Board by resolution permitted by Section 1 of
         Article III - Capitalization has properly established series of stock that each evidence an interest in a separate and distinct portion of the Company's asssets which are referred to as:

                   Strategist Emerging Markets Fund
                   Strategist World Technologies Fund

(d) That the Company elected to register an indefinite number of shares pursuant to Rule 24f-2 and has done so by indicating such election on the facing page of its registration statement filed with the Securities and Exchange Commission on July 31, 1996; and
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(e)      That shares when sold at not less than their par value
         and in accordance with applicable federal and state securities laws will be legally issued, fully paid and nonassessable.

I hereby consent that the foregoing opinion may be used in the Post-Effective Amendment to the Company's registration statement for Strategist Emerging Markets Fund and Strategist World
Technologies Fund.

Very truly yours,



Eileen J. Newhouse
Attorney at Law
IDS Tower 10
Minneapolis, Minnesota 55440